Exhibit 99.1

CONTACTS:                  Charles Cimitile
                           Chief Financial Officer
                           SPAR Group, Inc.
                           (914) 332-4100

                           Roger S. Pondel
                                 PondelWilkinson Inc.
                           (310) 279-5980


                      SPAR GROUP REPORTS FINANCIAL RESULTS
                             FOR 2004 SECOND QUARTER
             --COMPANY'S OPERATING LOSS REFLECTS NON-CASH CHARGES--


         TARRYTOWN, NY -- AUGUST 20, 2004 -- SPAR Group, Inc. (NASDAQ:SGRP) today reported financial results for the second quarter and six months ended June 30, 2004.

         For the 2004 second quarter, the company sustained a net loss of $12.2 million, equal to $0.65 per share, which includes approximately $9.3 million in non cash expenses ($8.1 million in non-cash impairment charges, and a $1.2 million non-cash charge against net deferred tax assets and tax benefits recorded in the first quarter of 2004). Net revenues for the 2004 second quarter amounted to $11.9 million. The company reported net income of $608,000, or $0.03 per diluted share, on net revenues of $17.4 million for the second quarter of 2003.

         For the first six months of 2004, the company posted a net loss of $13.0 million, or $0.69 per share, on revenues of $24.7 million, compared with net income of $1.9 million, equal to $0.10 per fully diluted share, on net revenues of $36.1 million for the corresponding prior year period.

         Robert G. Brown, SPAR Group's chairman and chief executive officer, said more than 77% of the loss for the second quarter and 68% of the loss for the six month period was attributable to non-cash, non-recurring items.


                                     (more)

         "While we have lost some key business, resulting in part from our largest customer completing the sale of its business and a major retailer closing some of its stores and changing some of its merchandising policies to emerge from bankruptcy, we have taken swift and decisive action in a restructuring plan aimed at restoring SPAR's financial health by downsizing our fixed expense structure to reflect our lower revenue base and returning the company to profitability in 2005," Brown said. "We plan to cut fixed costs, but not at the expense of the quality of service we provide to our customers. In addition, we plan to continue investing in technology, local in-store demonstration services and international expansion. We believe these areas though currently contributing to our losses, will improve profits in the future. It is our intent to build a profitable company and add tangible shareholder value. We are taking steps now to help assure that our long-term objectives will be met," Brown said.

         SPAR Group, Inc. is a diversified international marketing services company, providing a broad array of productivity enhancing products and services to help Fortune 1000 companies improve their sales, operating efficiency and profits. The company provides in-store merchandising, in-store demonstrations, technology and research to manufacturers and retailers covering all product classifications and all classes of trade, including mass market, drug store, convenience store and grocery chains, throughout the United States and internationally.


         Certain statements in this news release are forward-looking, including, but not limited to, the benefits to be derived from the company's restructuring plan and the ability to return to profitability in 2005. The company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued technological superiority over its competitors, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, success and availability of acquisitions, availability of financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information respecting certain of these and other factors that could effect future results, performance or trends are discussed in SPAR Group's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time.


                                      # # #

                                SPAR GROUP, INC.

                      Consolidated Statements of Operations
                                   (unaudited)
                      (In thousands, except per share data)

                                                                 Three Months Ended                 Six Months Ended
                                                        ---------------------------------------------------------------------
                                                             June 30,         June 30,          June 30,          June 30,
                                                               2004             2003              2004              2003
                                                        ---------------------------------------------------------------------

Net revenues                                             $     11,933     $    17,351     $       24,736    $      36,090
Cost of revenues                                                8,716          11,146             17,411           22,397
                                                        ------------------------------------------------------------------
Gross profit                                                    3,217           6,205              7,325           13,693

Selling, general and administrative expenses                    5,577           4,768             10,545            9,711
Impairment charges                                              8,141               -              8,141                -
Depreciation and amortization                                     369             399                730              777
                                                        ------------------------------------------------------------------
Operating (loss) income                                       (10,870)          1,038            (12,091)           3,205

Interest expense                                                   64              72                 98              140
Other expense (income)                                              7             (10)                 8               28
                                                        ------------------------------------------------------------------

(Loss) income before provision for income taxes               (10,941)            976            (12,197)           3,037

Provision for income taxes                                      1,236             368                771            1,151
                                                        ------------------------------------------------------------------

Net (loss) income                                        $    (12,177)    $       608     $      (12,968)   $       1,886
                                                        ==================================================================

Basic/diluted net (loss) income per common share:

  Net (loss) income - basic/diluted                      $      (0.65)    $      0.03     $        (0.69)   $        0.10
                                                        ==================================================================

Weighted average common shares - basic                         18,859          18,858             18,859           18,850
                                                        ==================================================================

Weighted average common shares - diluted                       18,859          19,538             18,859           19,447
                                                        ==================================================================

                                SPAR GROUP, INC.

                           Consolidated Balance Sheets
                 (In thousands, except share and per share data)

                                                                             June 30,          December 31,
                                                                               2004                  2003
                                                               ----------------------  --------------------
                                                                         (Unaudited)               (Note)
 ASSETS
 Current assets:
    Accounts receivable, net                                          $        7,743        $       13,942
    Prepaid expenses and other current assets                                    310                   415
    Deferred income taxes                                                          -                 1,305
                                                               ----------------------  --------------------
 Total current assets                                                          8,053                15,662

 Property and equipment, net                                                   1,751                 2,099
 Goodwill                                                                        798                 8,749
 Deferred income taxes                                                             -                   434
 Other assets                                                                    448                   926
                                                               ----------------------  --------------------
 Total assets                                                         $       11,050        $       27,870
                                                               ======================  ====================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Accounts payable                                                  $        2,083        $        1,445
    Accrued expenses and other current liabilities                             1,192                 4,350
    Accrued expenses, due to affiliates                                        1,296                   996
    Restructuring charges, current                                                 -                   685
    Customer deposits                                                            932                    17
    Line of credit, short-term                                                 1,856                 4,084
                                                               ----------------------  --------------------
 Total current liabilities                                                     7,359                11,577

 Other long-term liabilities                                                     513                   270


 Commitments and contingencies

 Stockholders' equity:
    Preferred stock, $.01 par value:
      Authorized shares - 3,000,000
      Issued and outstanding shares - none                                         -                     -
    Common stock, $.01 par value:
      Authorized shares - 47,000,000
      Issued and outstanding shares -
        18,858,972 - June 30, 2004 and
        December 31, 2003                                                        189                   189
    Treasury stock                                                              (213)                 (384)
    Accumulated other comprehensive loss                                          (3)                   (7)
    Additional paid-in capital                                                11,197                11,249
    Accumulated (deficit) retained earnings                                   (7,992)                4,976
                                                               ----------------------  --------------------
 Total stockholders' equity                                                    3,178                16,023
                                                               ----------------------  --------------------
 Total liabilities and stockholders' equity                          $        11,050        $       27,870
                                                               ======================  ====================


Note:    The Balance Sheet at December 31, 2003, has been derived from the
----- audited financial statements at that date but does not include any of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.